November 9, 2018

SoftBank Group Capital Limited
69 Grosvenor Street
London, W1K 3JP

with a copy to Guardant Health, Inc.
505 Penobscot Dr.
Redwood City, California 94063

Re: Guardant Health, Inc. (the "Company") – Lock-up Agreement

Dear Sir:

Reference is made to that certain lock-up letter (the "**Lock-Up Agreement**"), dated June 28, 2018 and captioned "Guardant Health, Inc. – Initial Public Offering." J.P. Morgan Securities LLC ("**J.P. Morgan**"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("**BAML**"), as representatives of the several underwriters listed on Schedule 1 to the Underwriting Agreement, dated October 3, 2018, by and among J.P. Morgan, BAML and the Company, are in receipt of your request that the restrictions set forth in the Lock-Up Agreement shall not apply to the transfer for value by SoftBank Group Capital Limited of 2,033,990 shares of common stock, par value $0.00001 per share (the "**Common Stock**"), of the Company during the Restricted Period to SoftBank Vision Fund (AIV M1) L.P. (the "**SoftBank Transfer**"). (SoftBank Vision Fund (AIV M1) L.P. together with SoftBank Group Capital Limited are the "**SoftBank Entities**"); *provided* that (1) no voluntary filing under the Exchange Act and no public announcement shall be made during the Restricted Period in connection with the SoftBank Transfer and any required filing under the Exchange Act shall indicate in the footnotes thereto that (x) the filing relates to the circumstances described in this letter agreement and (y)the shares of Common Stock transferred in connection with the SoftBank Transfer will remain subject to a substantially similar lock-up agreement ; (2) SoftBank Vision Fund (AIV M1) L.P. signs a substantially similar lock-up agreement for the shares transferred in the SoftBank Transfer (if such shares are not already covered by their existing Lock-Up Agreement); and (3) the SoftBank Entities shall provide notice to J.P. Morgan and BAML on the planned timing of the SoftBank Transfer at least five business days prior to such transfer (the "**Release**").

For the avoidance of doubt, it is understood that (i) Form 4 and Schedule 13G/D filings by the SoftBank Entities in conjunction with the SoftBank Transfer are not voluntary filings under the Exchange Act, and such filings (and truthful public statements made concerning such filings, including in response to questions) are not "public announcements" for purposes of this letter agreement; and (ii) such filings will include the footnote disclosure set forth in the prior paragraph.

This letter confirms that J.P. Morgan and BAML hereby consent to the Release effective as of the date hereof. The Release is not effective unless and until each other security holder of the Company with a similar pro rata release right in their respective lock-up letters agrees to a waiver of their pro rata release rights. Except as noted herein, the terms of the Lock-Up

Agreement shall remain in full force and effect. Capitalized terms used herein shall have the meanings assigned to them in the Lock-Up Agreement. This letter will serve as notice to the Company of the impending waiver.

This letter agreement and any claim, controversy or dispute arising under or related to this letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[*Signature page follows*]

Please acknowledge your agreement with the foregoing by signing where indicated below and returning an executed counterpart of this letter agreement to the undersigned.

Very truly yours,

J.P. Morgan Securities LLC

By: ____________________________
Authorized Signatory

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By: ____________________________
Authorized Signatory

Acknowledged and agreed as of the date above written.

____

____
Name of Security Holder (Print exact name)

By: ______________________________
Signature

Please acknowledge your agreement with the foregoing by signing where indicated below and returning an executed counterpart of this letter agreement to the undersigned.

Very truly yours,

J.P. Morgan Securities LLC

By: ______________________________
Authorized Signatory

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By: ______________________________
Authorized Signatory

Acknowledged and agreed as of the date above written.

____

____
Name of Security Holder (Print exact name)

By: ______________________________
Signature

[Signature Page to Lock-Up Waiver]

Please acknowledge your agreement with the foregoing by signing where indicated below and returning an executed counterpart of this letter agreement to the undersigned.

Very truly yours,

J.P. Morgan Securities LLC

By: ______________________________
Authorized Signatory

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By: ______________________________
Authorized Signatory

Acknowledged and agreed as of the
date above written.

SoftBank Group Capital Limited
Name of Security Holder (Print exact name)

By: ______________________________
Signature

[Signature Page to Lock-Up Waiver]